AMENDMENT NO. 4 TO THE REVOLVING CREDIT AGREEMENT

AMENDMENT NO. 4, dated as of June 13, 2003 (this "Amendment No. 4") to the Revolving Credit Agreement, dated as of December 21, 2001, among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Borrower"), the Lenders party thereto, and CITICORP USA, INC., as Administrative Agent and Collateral Agent, as amended by Amendment No. 1 to the Revolving Credit Agreement, dated March 21, 2002, among the parties therein, Amendment No. 2 to the Revolving Credit Agreement, dated June 21, 2002, among the parties therein, and Amendment No. 3 to the Revolving Credit Agreement, dated March 11, 2003, among the parties therein (as amended, modified or supplemented from time to time, the "Revolving Credit Agreement").

W I T N E S S E T H :

WHEREAS, pursuant to Section 9.02 of the Revolving Credit Agreement, the Borrower and the Lenders wish to amend the Revolving Credit Agreement to, among other things, add a $10,000,000 letter of credit sub-facility under which Citibank, N.A. (the "Issuing Lender") would issue letters of credit for the account of the Borrower as set forth herein;

NOW THEREFORE, in consideration of the premises herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used herein and not defined herein have the meanings assigned to them in the Revolving Credit Agreement (as amended hereby).

2. Amendments to the Revolving Credit Agreement.

(a) Section 1.01 of the Revolving Credit Agreement is amended by adding (to the extent not already included in said Section 1.01) and inserting the same in the appropriate alphabetical locations, and amending (to the extent already included in said Section 1.01) to read in their entirety, the definitions set forth on Annex A hereto.

(b) The Revolving Credit Agreement is amended to add a new Article X in the appropriate numerical location to read as set forth on Annex B hereto.

(c) Section 2.12 of the Revolving Credit Agreement is amended to include the additions and deletions marked to said Section as set forth on Annex C hereto (additions are double-underlined and boldfaced on said Annex and deletions have a strike through them on said Annex).

(d) Section 2.15 of the Revolving Credit Agreement is amended to include the additions and deletions marked to said Section as set forth on Annex D hereto (additions are double-underlined and boldfaced on said Annex and deletions have a strike through them on said Annex).

(e) The introduction to the affirmative and negative covenants set forth in Articles V and VI of the Revolving Credit Agreement is amended in full to read as follows:

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

(f) Section 6.15 of the Revolving Credit Agreement is amended in full to read as follows:

SECTION 6.15. Capital Expenditures. The Borrower and its Subsidiaries shall not incur or make Capital Expenditures in an amount exceeding $15,000,000 during the fourth fiscal quarter of 2001, $45,000,000 during fiscal year 2002, $80,000,000 during fiscal year 2003, $55,000,000 during fiscal year 2004, $55,000,000 during fiscal year 2005, and $55,000,000 during fiscal year 2006.

(g) Clause (a) of Article VII of the Revolving Credit Agreement is amended in full to read as follows:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(h) Section 9.02 of the Revolving Credit Agreement is amended as follows:

(i) The last sentence of clause (a) is amended in full to read as follows:

Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

(ii) Clause (b) is amended to include the additions marked to said clause as set forth on Annex E hereto (additions are double-underlined and boldfaced on said Annex).

(i) Section 9.03 of the Revolving Credit Agreement is amended to include the additions and deletions marked to said Section as set forth on Annex F hereto (additions are double-underlined and boldfaced on said Annex and deletions have a strike through them on said Annex).

(j) Section 9.04 of the Revolving Credit Agreement is amended as follows:

(i) The last sentence of clause (a) is amended in full to read as follows:

Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(ii) Clause (c) is amended to include the additions marked to said clause as set forth on Annex G hereto (additions are double-underlined and boldfaced on said Annex).

(k) Section 9.05 of the Revolving Credit Agreement is amended to include the additions marked to said Section as set forth on Annex H hereto (additions are double-underlined and boldfaced on said Annex).

(l) The Issuing Lender hereby appoints each Agent as its agent and authorizes each Agent to take such actions on its behalf and exercise such powers as are delegated to such Agent by the terms of the Loan Documents and the Guaranty, together with such actions and powers as are reasonably incidental thereto, in each case to the same extent, and subject to the same limitations and agreements, as each Lender has so appointed and authorized the Agents pursuant to Article VIII of the Revolving Credit Agreement.

(m) Notices and communications provided for in the Revolving Credit Agreement to be delivered to the Issuing Lender shall be delivered to it at the address of the Administrative Agent set forth in Section 9.01(b) of the Revolving Credit Agreement, or such other address as the Issuing Lender may notify the other parties to the Revolving Credit Agreement.

3. Representations and Warranties.

(a) The Borrower represents and warrants to the Lenders, the Issuing Lender and the Agents that (i) the representations and warranties of the Borrower set forth in the Loan Documents are true and correct in all material respects as though made on and as of the date hereof except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as to such earlier date) and as if each reference in said representations and warranties to "this Agreement", or similar words of import, included reference to the Revolving Credit Agreement as amended by this Amendment No. 4 and (ii) no Default or Event of Default will occur and be continuing after giving effect to this Amendment No. 4.

(b) Each Subsidiary Loan Party represents and warrants to the Lenders, the Issuing Lender and the Agents that the representations and warranties of such Subsidiary Loan Party set forth in the Loan Documents are true and correct in all material respects as though made on and as of the date hereof after giving effect to this Amendment No. 4 except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as to such earlier date) and as if each reference in said representations and warranties to "this Agreement", or similar words of import, included reference to the Revolving Credit Agreement as amended by this Amendment No. 4.

(c) Each Fund Guarantor represents and warrants to the Lenders, the Issuing Lender and the Agents that the Surviving Representations of such Fund Guarantor set forth in the Guaranty are true and correct in all material respects as though made on and as of the date hereof after giving effect to this Amendment No. 4 except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as to such earlier date) and as if each reference in said representations and warranties to "this Agreement", or similar words of import, included reference to the Revolving Credit Agreement as amended by this Amendment No. 4.

(d) The Borrower agrees that breach of any of the representations and warranties set forth in this Section 3 shall be an Event of Default under clause (c) of Article VII of the Revolving Credit Agreement.

4. Effective Date. This Amendment No. 4 shall become effective on the date (the "Fourth Amendment Effective Date") that the Administrative Agent notifies the Borrower that each of the following conditions is satisfied:

(i) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Amendment No. 4 signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment No. 4) that such party has signed a counterpart of this Amendment No. 4.

(ii) The Administrative Agent shall have received a favorable written opinion (addressed to the Agents, the Issuing Lender and the Lenders and dated the Fourth Amendment Effective Date) of in-house counsel of the Borrower, in form and substance acceptable to the Administrative Agent and its counsel, and covering such matters relating to this Amendment No. 4 and the Loan Documents as the Administrative Agent shall reasonably request.

(iii) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of this Amendment No. 4 and any other legal matters relating to the Borrower, all in form and substance satisfactory to the Administrative Agent and its counsel.

(iv) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

5. Reference to and Effect on the Revolving Credit Agreement.

(a) On and after the Fourth Amendment Effective Date, each reference in the Revolving Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Revolving Credit Agreement, shall mean and be a reference to the Revolving Credit Agreement as amended by this Amendment No. 4.

(b) Except as specifically amended by this Amendment No. 4, the Revolving Credit Agreement shall remain in full force and effect and is hereby in all respects ratified and confirmed.

(c) The execution, delivery and performance of this Amendment No. 4 shall not, except as expressly provided herein, constitute a waiver or amendment of any provision of, or operate as a waiver or amendment of any right, power or remedy of the Lenders under the Revolving Credit Agreement.

6. Security Documents; Guarantee Agreement; Guaranty.

(a) Each Loan Party hereby acknowledges and agrees that, as of the Fourth Amendment Effective Date, the Issuing Lender shall be a Secured Party and all obligations owing to the Issuing Lender under the Revolving Credit Agreement are Revolving Credit Obligations under the Security Documents, and each Loan Party, by its execution of this Amendment No. 4, hereby confirms and ratifies that all of its respective obligations under each of the Security Documents to which it is a party and the security interests granted thereunder shall in each case continue in full force and effect for the benefit of the Secured Parties with respect to the Revolving Credit Obligations under the Security Documents.

(b) Each Subsidiary Loan Party hereby acknowledges and agrees that, as of the Fourth Amendment Effective Date, the Issuing Lender shall be a Secured Party and all obligations owing to the Issuing Lender under the Revolving Credit Agreement are Revolving Credit Obligations under the Guarantee Agreement, and each Subsidiary Loan Party, by its execution of this Amendment No. 4, hereby confirms and ratifies that all of its respective obligations as a guarantor under the Guarantee Agreement shall in each case continue in full force and effect for the benefit of the Secured Parties with respect to the Revolving Credit Obligations under the Guarantee Agreement.

(c) Each Fund Guarantor hereby acknowledges and agrees that, as of the Fourth Amendment Effective Date, all amounts whatsoever now or hereafter payable or becoming payable to the Issuing Lender under the Revolving Credit Agreement (excluding any amounts in the cash collateral account referred to in Section 10.06 thereof) are "Guaranteed Obligations" under and as defined in the Guaranty, and each Fund Guarantor, by its execution of this Amendment No. 4, hereby confirms and ratifies that all of its respective obligations as a guarantor under the Guaranty shall in each case continue in full force and effect for the benefit of the Secured Parties with respect to the "Guaranteed Obligations" under and as defined in the Guaranty.

7. Subordination.

(a) Each of the Borrower and each "Lender" under and as defined in the Revolving Credit Agreement dated as of December 5, 2002 (as amended, modified or supplemented from time to time, the "Investor Revolving Credit Agreement"), among the Borrower, the lenders party thereto and Citicorp USA Inc., as administrative agent and collateral agent thereunder, hereby acknowledges and agrees that, as of the Fourth Amendment Effective Date, all obligations owing to the Issuing Lender under the Revolving Credit Agreement are "Bank Revolver Obligations" under and as defined in the Investor Revolving Credit Agreement, and as such shall, to the extent and in the manner provided in Article X of the Investor Revolving Credit Agreement, have a right to payment senior to the payment of Indebtedness thereunder.

(b) Each of the Borrower and each "Holder" under and as defined in the Amended and Restated Indenture dated as of December 21, 2001 (as amended, modified or supplemented from time to time, the "Indenture"), among the Borrower, Citibank N.A., as Trustee, and Citicorp USA Inc., as collateral agent thereunder, hereby acknowledges and agrees that, as of the Fourth Amendment Effective Date, all obligations owing to the Issuing Lender under the Revolving Credit Agreement are "Revolver Obligations" under and as defined in the Indenture and as such shall, to the extent and in the manner provided in Article 12 of the Indenture, have a right to payment senior to the payment of Indebtedness thereunder.

8. GOVERNING LAW. THIS AMENDMENT NO. 4 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

9. Counterparts. This Amendment No. 4 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MEMC ELECTRONIC MATERIALS, INC., as Borrower By: /s/ JAMES M. STOLZE Name: James M. Stolze Title: Executive Vice President and Chief Financial Officer

By: /s/ KENNETH L. YOUNG Name: Kenneth L. Young Title: Treasurer

CITICORP USA, INC., as Lender, Administrative Agent and Collateral Agent By: /s/ ALLEN FISHER Name: Allen Fisher Title:

UBS AG, STAMFORD BRANCH, as Lender By: /s/ WILFRED V. SAINT Name: Wilfred V. Saint Title: Associate Director, Banking Products Services, US

By: /s/ ANTHONY N. JOSEPH Name: Anthony N. Joseph Title: Associate Director, Banking Products Services, US

CITICORP USA, INC., as Issuing Lender By: /s/ ALLEN FISHER Name: Allen Fisher Title:

EACH OF THE SUBSIDIARY LOAN PARTIES By: /s/ KENNETH L. YOUNG Name: Kenneth L Young, in his capacity as Treasurer for each of the Subsidiary Loan Parties

HOLDERS:

TPG WAFER PARTNERS LLC By: /s/ RICHARD A. EKLEBERRY Name: Richard A. Ekleberry Title: Vice President

TPG WAFER MANAGEMENT LLC By: /s/ RICHARD A. EKLEBERRY Name: Richard A. Ekleberry Title: Vice President

FUND GUARANTORS:

TPG PARTNERS III, L.P. By: TPG GenPar III, L.P., its General Partner By: TPG Advisors III, Inc., It's General Partner By: /s/ RICHARD A. EKLEBERRY Name: Richard A. Ekleberry Title: Vice President

TPG PARALLEL III, L.P. By: TPG GenPar III, L.P., its General Partner By: TPG Advisors III, Inc., It's General Partner By: /s/ RICHARD A. EKLEBERRY Name: Richard A. Ekleberry Title: Vice President

TPG INVESTORS III, L.P. By: TPG GenPar III, L.P., its General Partner By: TPG Advisors III, Inc., It's General Partner By: /s/ RICHARD A. EKLEBERRY Name: Richard A. Ekleberry Title: Vice President

FOF PARTNERS III, L.P. By: TPG GenPar III, L.P., Its General Partner By: TPG Advisors III, Inc., Its General Partner By: /s/ RICHARD A. EKLEBERRY Name: Richard A. Ekleberry Title: Vice President

FOF PARTNERS B III, L.P. By: TPG GenPar III, L.P., Its General Partner By: TPG Advisors III, Inc., Its General Partner By: /s/ RICHARD A. EKLEBERRY Name: Richard A. Ekleberry Title: Vice President

TPG DUTCH PARALLEL III, C.V.
By: TPG GenPar Dutch, L.L.C., Its General Partner
By: TPG GenPar III, L.P., Its Sole Member
By: TPG Advisors III, Inc., Its General Partner

By: /s/ RICHARD A. EKLEBERRY
Name: Richard A. Ekleberry
Title: Vice President

T3 PARTNERS, L.P. By: T3 GenPar , L.P., Its General Partner By: T3 Advisors Inc., Its General Partner By: /s/ RICHARD A. EKLEBERRY Name: Richard A. Ekleberry Title: Vice President

T3 PARALLEL, L.P. By: T3 GenPar, L.P., Its General Partner By: T3 Advisors Inc., Its General Partner By: /s/ RICHARD A. EKLEBERRY Name: Richard A. Ekleberry Title: Vice President

T3 INVESTORS, L.P. By: T3 GenPar, L.P., Its General Partner By: T3 Advisors Inc., Its General Partner By: /s/ RICHARD A. EKLEBERRY Name: Richard A. Ekleberry Title: Vice President

T3 DUTCH PARALLEL, C.V.
By: T3 GenPar Dutch, L.L.C., Its General Partner
By: T3 GenPar L.P., Its Sole Member
By: T3 Advisors, Inc., Its General Partner

By: /s/ RICHARD A. EKLEBERRY
Name: Richard A. Ekleberry
Title: Vice President

T3 PARTNERS II, L.P. By: T3 GenPar II, L.P., Its General Partner By: T3 Advisors II, Inc., Its General Partner By: /s/ RICHARD A. EKLEBERRY Name: Richard A. Ekleberry Title: Vice President

T3 PARALLEL II, L.P. By: T3 GenPar II, L.P., Its General Partner By: T3 Advisors II, Inc., Its General Partner By: /s/ RICHARD A. EKLEBERRY Name: Richard A. Ekleberry Title: Vice President

GREEN EQUITY INVESTORS III, L.P. By GEI Capital III, LLC, as its General Partner By: /s/ JOHN DANHAKL Name: John Danhakl Title:

GREEN EQUITY INVESTORS SIDE III, L.P. By GEI Capital III, LLC, as its General Partner By: /s/ JOHN DANHAKL Name: John Danhakl Title

TCW/CRESCENT MEZZANINE PARTNERS III, L.P.,
TCW/CRESCENT MEZZANINE TRUST III and
TCW/CRESCENT MEZZANINE PARTNERS III NETHERLANDS, L.P.
By: TCW/Crescent Mezzanine Management III, L.L.C.,
as Its Investment Manager
By: TCW Asset Management Company, as Its Sub-Advisor

By: /s/ JAMES C. SHEVLET, JR.
Name: James C. Shevlet, Jr.
Title: Senior Vice President

ANNEX A

[Definitions]

"Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure.

"Issuing Lender" means Citibank, N.A., in its capacity as the issuer of Letters of Credit hereunder.

"LC Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

"LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

"Letter of Credit" means any letter of credit issued pursuant to this Agreement.

ANNEX B

[Letter of Credit Facility]
ARTICLE X
Letter of Credit Facility

SECTION 10.01. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request the Issuing Lender to issue (or amend, renew or extend an outstanding Letter of Credit), at any time and from time to time during the Availability Period, Letters of Credit for the account of the Borrower. Each Letter of Credit shall be a standby letter of credit and be in form and substance satisfactory to the Issuing Lender and shall be issued in connection with a transaction acceptable to the Issuing Lender. Each Letter of Credit shall constitute a utilization of the Commitments to the extent of the LC Exposure relating thereto. A Letter of Credit shall be issued, renewed, amended or extended only if (and upon issuance, renewal, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance (i) the LC Exposure shall not exceed $10,000,000 and (ii) the sum of the aggregate outstanding principal amount of Loans plus the LC Exposure shall not exceed the aggregate amount of the Commitments. The obligation of the Issuing Lender to issue, renew, amend or extend any Letter of Credit shall be subject to all of the conditions precedent to which the making of Loans is subject pursuant to Section 4.02, and each issuance, renewal, amendment and extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date of such issuance as to the matters specified in said Section.

(b) Notice of Issuance, Renewal, Amendment or Extension. To request the issuance of the Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender (if by hand delivery or telecopy, not later than 12:00 noon, New York City time, on the Business Day prior to the requested date of issuance, amendment, renewal or extension, and if by approved electronic communication, not later than 10:00 a.m., New York City time, on the requested date of issuance, amendment, renewal or extension), with a copy to the Administrative Agent, a notice specifying the date of issuance (or identifying the Letter of Credit to be amended, renewed or extended), the amount of such Letter of Credit, the expiry date of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit and such other information as may be necessary to prepare, renew, amend or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c) Expiry. Each Letter of Credit shall expire at the close of business, New York City time, on the earlier of (i) the date one year after its date of issuance (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

SECTION 10.02. Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender and not reimbursed by the Borrower on the date due as provided in Section 10.03(a), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments provided for in Section 10.03(a) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or the occurrence of any of the events referred to in Section 10.03(b), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

SECTION 10.03. Reimbursement.

(a) General. The Borrower agrees to reimburse the Issuing Lender for the full amount of each LC Disbursement by the Issuing Lender. Each such reimbursement shall be made by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount of such LC Disbursement not later than 12:00 noon, New York City time, on the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received by it prior to 10:00 a.m., New York City time, or the Business Day immediately following the day that the Borrower receives such notice, if such notice is received by it on a day which is not a Business Day or is not received prior to 10:00 a.m., New York City time, on a Business Day. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.04 with respect to Loans made by such Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, to the relevant Lenders and the Issuing Lender as applicable. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(b) Reimbursement Obligations Absolute. The obligations of the Borrower under this Section 10.03 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement irrespective of (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this clause (b), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Agents, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction), the Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

SECTION 10.04. Disbursement Procedures. The Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

SECTION 10.05. Interest. If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 10.03(a), then Section 2.10(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to Section 10.03(a) to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment.

SECTION 10.06. Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as Collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

SECTION 10.07 Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Lender a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

ANNEX C

[Section 2.12]

SECTION 2.12. Increased Costs. (a) If any Change in Law (except with respect to Taxes, which shall be governed by Section 2.14) shall:

        impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or
        impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender~~;~~ or any Letter of Credit or participation therein;

~~(ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;~~ and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such ~~Lender~~Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

~~then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.~~

      If any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on a Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.
      A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be prima facie evidence thereof absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
      Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

ANNEX D

[Section 2.15]

SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, ~~or~~ fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.12, 2.13 or 2.14, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Citicorp USA, Inc., 2 Penns Way, Suite 200, New Castle, DE 19720, except payments to be made directly to the Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees and ~~fees~~unreimbursed LC Disbursements then due hereunder, such funds shall be applied (i) first, to fees and expenses then due to the Agents hereunder, (ii) second, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, towards payment of unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of unreimbursed LC Disbursements then due to such parties, and (iv) fourth, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d) ~~or~~, 9.03(c)~~,~~ or 10.02, then the Administrative Agent may (but shall not be obligated to), in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

ANNEX E

[Section 9.02(b)]

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or the Collateral Agent, as applicable, and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan or LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such scheduled payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change Section 2.10(f), without the written consent of each Lender, (vi) change any of the provisions of this Section or the percentage set forth in the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vii) release any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (viii) except in strict accordance with the express provisions of the Security Documents, release all or any substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, or (ix) change the definition of "Interest Period" to include periods longer than six months; provided that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or the Issuing Lender without the prior written consent of such Agent or the Issuing Lender. Notwithstanding the foregoing but subject to the Guaranty, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Agents if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and LC Disbursements owing to it hereunder and all other amounts owing to it or accrued for its account under this Agreement.

ANNEX F

[Section 9.03]

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by each Agent and its Affiliates, including the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Agents in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), ~~and~~ (ii) all reasonable out-of-pocket expenses incurred by ~~such Agent~~the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable out-of-pocket expenses incurred by any Agent, or the Issuing Lender, or any Lender, including the reasonable fees, charges and disbursements of any counsel for such Agent, or the Issuing Lender, or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Cedit.

(b) The Borrower shall indemnify each Agent, the Issuing Lender, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Loan Transactions, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any presence, Release or threatened Release of Hazardous Materials on, at, under or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Person of such Indemnitee as determined in a final judgment by a court of competent jurisdiction.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent or the Issuing Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent or the Issuing Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or the Issuing Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Exposures and unused Commitments at the time.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Loan Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

ANNEX G

[Section 9.04(c)]

(c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

ANNEX H

[Section 9.05]

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.